UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ORAGENICS, INC.

(Name of Registrant As Specified In Its Charter)

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PRELIMINARY INFORMATION STATEMENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ORAGENICS, INC.

ORAGENICS, INC.

4209 Eisenhower Boulevard, Suite 125

Tampa, FL 33634

813-286-7900

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS WITHOUT A MEETING

Dear Shareholder:

The accompanying Information Statement is furnished to inform holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Oragenics, Inc. (the “Company”, “our”, “we” or “us”) that our board of directors and the holders of a majority of the outstanding shares of our Common Stock have approved the following:

(i)	The convertibility of Series B Convertible Preferred Stock into shares of Common Stock and the exercisability of Common Stock Purchase Warrants for shares of Common Stock which Series B Preferred Stock and Common Stock Purchase Warrants were issued by the Company (the “Preferred Stock Financing”) in connection with the Securities Purchase Agreement, dated November 8, 2017 by and among the Company and four accredited investors (the “Securities Purchase Agreement”) which shareholder approval was required by the NYSE American LLC rules, as further described in this Information Statement;

(ii)	an amendment to the Company’s 2012 Equity Incentive Plan (the “Plan”) which will increase the number of the authorized shares of common stock under the Plan from 5,500,000 shares of common stock to 7,500,000 shares of common stock (the “Plan Amendment”);

(iii)	an amendment to our Amended and Restated Articles of Incorporation which will increase the number of authorized shares of all classes of our capital stock from 270,000,000 shares to 500,000,000 shares, increase the number of authorized shares of Common Stock from 250,000,000 shares of Common Stock to 450,000,000 shares of Common Stock and to increase the number of authorized Preferred Stock from 20,000,000 to 50,000,000 (the “Increased Authorized Shares Amendment”); and

(iv)	an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-ten, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split at any time on or prior to December 31, 2018 by filing an amendment to our Amended and Restated Articles of Incorporation (the “Reverse Stock Split”).

Under Section 607.0704 of the Florida Business Corporation Act (“FBCA”), our Amended and Restated Articles of Incorporation and our By-laws, shareholder action may be taken by written consent without a meeting of shareholders. By written consent without a meeting effective December [ ], 2017, the holders of a majority of the outstanding shares of our Common Stock on such date approved the foregoing Preferred Stock Financing, Plan Amendment, Increased Authorized Shares Amendment and Reversed Stock Split. The (i) Increased Authorized Shares Amendment and (ii) the discretionary authority of our Board to conduct a Reverse Stock Split in 2018 will each become effective upon filing of such applicable amendments with the Florida Secretary of State. Holders of our Common Stock do not have appraisal or dissenter’s rights under Florida Law in connection with the matters approved by the shareholders in this Information Statement. This Notice of Action by Written Consent and Information statement also constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by written consent by the holders of a majority of our outstanding common stock, without a meeting of shareholders.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM SHAREHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER FLORIDA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE SHAREHOLDER ACTION.

This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the shareholder consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of the Exchange Act and the FBCA. You are urged to read the Information Statement carefully in its entirety including the information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We thank you for your continued support.

By Order of the Board of Directors of Oragenics, Inc.

/s/ Alan Joslyn Alan Joslyn Chief Executive Officer

ORAGENICS, INC.

4209 Eisenhower Boulevard, Suite 125

Tampa, FL 33634

813-286-7900

INFORMATION STATEMENT

December [    ], 2017

We are required to deliver this Information Statement to holders of our Common Stock in order to provide notice that certain holders of a majority of the voting power of our outstanding Common Stock, without holding a meeting of shareholders at which all Company shareholders would be entitled to vote, have provided written consent to certain actions that would normally require such a meeting.

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL

PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS IS REQUIRED IN

CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Information Concerning the Action by Written Consent

This Information Statement is being mailed on or about December [], 2017 to the holders of record at the close of business on November 30, 2017 of shares of common stock, par value $0.001 per share (the “Common Stock”), of Oragenics, Inc., a Florida corporation (the “Company”, “we”, “us” or “our”) pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to Section 607.0704 of the Florida Business Corporation Act (the “FBCA”). The purpose of this Information Statement is to inform our shareholders that by written consent without a meeting the holders of a majority of our common stock have approved the following:

(i)	APPROVAL I: The convertibility of Series B Convertible Preferred Stock into shares of Common Stock and the exercisability of Common Stock Purchase Warrants (the “Warrants”) for shares of Common Stock which Series B Preferred Stock and Common Stock Purchase Warrants were issued by the Company (the “Preferred Stock Financing”) in connection with the Securities Purchase Agreement, dated November 8, 2017 by and among the Company and four accredited investors (the “Securities Purchase Agreement”) which shareholder approval was required by the NYSE American LLC rules, as further described in this Information Statement;

(ii)	APPROVAL II: An amendment to the Company’s 2012 Equity Incentive Plan (the “Plan”) which will increase the number of the authorized shares of common stock under the Plan from 5,500,000 shares of common stock to 7,500,000 shares of common stock (the “Plan Amendment”);

(iii)	APPROVAL III: An amendment to our Amended and Restated Articles of Incorporation which will increase the number of authorized shares of all classes of our capital stock from 270,000,000 shares to 500,000,000 shares, increase the number of authorized shares of Common Stock from 250,000,000 shares of Common Stock to 450,000,000 shares of Common Stock and to increase the number of authorized Preferred Stock from 20,000,000 to 50,000,000 (the “Increased Authorized Shares Amendment”); and

(iv)	APPROVAL IV: An amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-ten, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split at any time on or prior to December 31, 2018 by filing an amendment to our Amended and Restated Articles of Incorporation (the “Reverse Stock Split Amendment”).

The written consent of the shareholders holding a majority of the voting power of the Company are sufficient to approve the foregoing Preferred Stock Financing, Plan Amendment, Increased Authorized Shares Amendment and Reverse Stock Split Amendment. Therefore, no proxies or consents were, or are, being solicited in connection with the amendments.

After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the NYSE American LLC Rules, the Company would be permitted to issue shares of Common Stock upon the election of the holder to convert Series B Convertible Preferred Stock into shares of Common Stock or the exercise the Warrants for shares of Common Stock to the extent that such conversion or exercise would have caused a violation of NYSE listing rules without following the proper shareholder approval process.

After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, the Plan Amendment, attached hereto as Appendix A, will become effective and the Committee will be permitted to grant Awards using the increased number of shares of common stock under the Plan if, and when, needed.

After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the laws of the State of Florida, we intend to file the Increased Authorized Shares Amendment. The proposed Articles of Amendment for the Increased Authorized Shares Amendment, attached hereto as Appendix B, will become effective when it has been accepted for filing by the Secretary of State of the State of Florida. Such filing will occur at least twenty (20) days after the Definitive Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and first sent or given to our shareholders.

After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the laws of the State of Florida, upon the election by the board of directors to implement a reverse stock split on or prior to December 31, 2018 we intend to file the Reverse Stock Split Amendment. The proposed Articles of Amendment for the Reverse Stock Split Amendment, attached hereto as Appendix C, will become effective when it has been accepted for filing by the Secretary of State of the State of Florida. Such filing will occur at least twenty (20) days after the Definitive Information Statement is filed with SEC and first sent or given to our shareholders.

Forward Looking Statements

Various statements contained in or incorporated by reference into this Information Statement that express a belief, expectation, or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

Expenses

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered shareholders and certain beneficial shareholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO ACTION IS REQUIRED

Other than the shareholder written consent described above, no other votes are necessary or required to effectuate the transactions described in this Information Statement.

Record Date

Our shareholders as of the record date are being furnished copies of this Information Statement. This Information Statement is first being mailed or furnished to our shareholders on or about November 30, 2017.

No Dissenters’ or Appraisal rights

The laws of the State of Florida do not provide dissenters’ or appraisal rights to our shareholders in connection with any matter described in this Information Statement.

APPROVAL I

CONVERTIBILITY OF SERIES B CONVERTIBLE PREFERRED STOCK AND EXERCISABILITY OF

COMMON STOCK PURCHASE WARRANTS FOR SHARES OF COMMON STOCK

The Preferred Stock Private Placement

On November 8, 2017, pursuant to the Securities Purchase Agreement, we issued to the investors in the Preferred Stock Financing 6,600,000 shares of Series B Convertible Preferred Stock (the “Preferred Shares”) and Warrants to purchase an aggregate of 10,645,161 shares of Common Stock (the “Warrant Shares”) and received gross proceeds of approximately $3.3 million. The Preferred Shares will initially be convertible on a one for two basis (two shares of Common Stock for each Preferred Share) into 13,200,000 shares of the Company’s Common Stock. The Warrants have a term of seven years from the date of issuance, are non-exercisable until 6 months after issuance, and have an exercise price of $0.31 per share. Both the price per share of the Preferred Shares for $0.50 per share which translates to a price of $0.25 per share and the Warrant exercise price of $0.31 per share are less than “market value” as such term is defined by the NYSE. In light of restrictions imposed by the NYSE American LLC on share issuances of 20% or more of an issuer’s outstanding stock for less than market value of the Company’s common stock, the Securities Purchase Agreement required us to solicit and receive approval from the holders of a majority of our outstanding voting securities in order for the investors in the Preferred Stock Financing to be able to fully convert their respective Preferred Shares and fully exercise their respective Warrants for shares of Common Stock. Accordingly, we required the investors in the Preferred Stock Financing to covenant not fully convert their Preferred Shares into shares of Common Stock nor fully exercise their Warrants for shares of Common Stock to the extent that such conversion or exercise would cause a violation of NYSE American LLC listing rules until the shareholder approval was obtained and this Information Statement could be disseminated unless the Company’s Common Stock is no longer listed on the NYSE American.

By unanimous written consent dated as of November 3, 2017, the Board adopted a resolution approving the Securities Purchase Agreement and the transactions contemplated by the Preferred Stock Financing including the issuance of the Preferred Shares, the Warrants and, upon the effectiveness of shareholder approval, the issuance of shares of Common Stock upon conversion of the Preferred Shares and exercise of the Warrants (the “Stock Issuances”). The action taken by the Board with respect to the approval of the Stock Issuances was subsequently approved by the written consent dated as of December [], 2017, of our shareholders entitled to vote a majority of the shares of Common Stock then outstanding. No shares of Common Stock will be issued upon conversion of the Preferred Shares or exercise of the Warrants, respectively, to the extent that such conversion or exercise would cause a violation of NYSE American LLC listing rules, until the 21st day after the mailing of this Information Statement.

The full conversion of the Preferred Shares and full exercise of the Warrants is contingent upon the Company receiving shareholder approval required by the NYSE American LLC listing rules. The Company has entered into voting agreements with the Koski Family Limited Partnership (“KFLP”) and Intrexon Corporation, together the holders of approximately 55.50% our outstanding common stock, pursuant to which they have agreed to vote all of their shares of common stock for approval of the transaction contemplated by the Preferred Stock Financing. The Company has received the written consent of the KFLP and Intrexon to vote their shares of common stock for approval of the transaction contemplated by the Preferred Stock Financing. The proceeds from the Preferred Stock Financing (including the exercise of any warrants for cash) will be used for general corporate purposes, including working capital.

In connection with the issuance and sale of the Preferred Shares and Warrants, the Company granted certain demand registration rights and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, pursuant to a Registration Rights Agreement.

Effects of this Action by Written Consent

The 23,845,261 shares of Common Stock which are issuable upon the conversion of the Preferred Shares and exercise of the Warrants will represent approximately 32.6% of our shares of common stock outstanding as of November 20, 2017 (including the Preferred Shares and shares issuable upon exercise of the Warrants). The issuance of such shares of common stock for less than market value will result in an increase in the number of shares of common stock outstanding and the respective percentage interests of current shareholders in the voting power, liquidation value, and book and market value of our company. The sale or resale of these shares could cause the market price of our common stock to decline.

The foregoing description of the material terms of the private placement is set forth in this Information Statement to provide you with basic information concerning the private placement. However, the description above is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on November 9, 2017.

REQUIREMENT OF OBTAINING SHAREHOLDER APPROVAL

The Company’s Common Stock is listed and traded on NYSE American under the symbol “OGEN.” Section 713 of the NYSE American LLC Rules requires a listed company to obtain the approval of its stockholders for securities sales or issuances, other than public offerings, if the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) is equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

Section 607.0704 of the FCBA and our organizational documents permit any action that may be taken at a meeting of the shareholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting.

The Company currently has outstanding 49,274,219 shares of Common Stock. Therefore, under NYSE American LLC Rules, the issuance or potential issuance of greater than 9,854,844 shares of Common Stock requires prior shareholder approval. Under the Securities Purchase Agreement, the Company issued 6,600,000 shares of Preferred Shares that are initially convertible into 13,200,000 shares of Common Stock and Warrants initially exercisable into 10,645,161 shares of Common Stock. As such, the Company is required to obtain prior shareholder approval of the full convertibility of the Preferred Shares into shares of Common Stock and the full exercisability of the Warrants into shares of Common Stock with respect to the Preferred Shares and Warrants being issued and sold under the Securities Purchase Agreement to the extent that such conversion or exercise would cause a violation of NYSE listing rules. On December [], 2017, the shareholders that hold a majority of the Company’s outstanding Common Stock approved the transactions contemplated by the Preferred Stock Financing. The foregoing transactions were also approved by our Board on November 3, 2017. The Preferred Shares will not be fully convertible into shares of Common Stock and the Warrants will not be fully exercisable into shares of Common Stock, to the extent that such conversion or exercise would cause a violation of NYSE listing rules, until the 21st day after the Information Statement is mailed to our shareholders.

APPROVAL II

AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE

UNDER THE 2012 INCENTIVE PLAN BY 2,000,000 SHARES

General

On November 14, 2017, our Board of Directors approved an amendment to the Company’s 2012 Incentive Plan (the “2012 Incentive Plan”), increasing the number of shares authorized for issuance under the 2012 Incentive Plan by 2,000,000 shares of common stock from 5,500,000 shares of common stock to 7,500,000 shares of common stock (the “Second Amendment”). The action taken by the Board with respect to the approval of the Second Amendment to the 2012 Incentive Plan was subsequently approved by the written consent, of our shareholders entitled to vote a majority of the shares of Common Stock then outstanding dated as of December [], 2017. A copy of the Second Amendment to the 2012 Incentive Plan is attached hereto as Appendix A.

In reviewing our compensation practices, including in light of various evolving market practices, as well as to enhance the Company’s flexibility to make awards, our Board of Directors determined to make the above change to the 2012 Incentive Plan. In addition, the amendment increasing the number of shares authorized for issuance under the 2012 Incentive Plan ensures our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are our most valuable asset, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals.

Summary of the 2012 Incentive Plan

The following is a summary of certain features of the 2012 Incentive Plan and its operation. Because it is not a complete description of all of the terms and conditions of the 2012 Incentive Plan, the summary is qualified in its entirety by reference to the full text of the 2012 Incentive Plan, as previously filed by us in Form 8-K on October 25, 2012.

Background and Purpose of the 2012 Incentive Plan

The 2012 Incentive Plan is intended to continue to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company thereby aligning their interests with those of the Company’s shareholders. The increase in authorized shares under the Second Amendment to the 2012 Incentive Plan will enable the Company to continue to be able to make awards thereunder. The Second Amendment to the 2012 Incentive Plan will also permit the Company to continue to make awards of incentive stock options to eligible employees.

The purpose of the 2012 Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, non-employee Directors, and consultants, and to provide the Company with a stock plan that could provide incentives linked to the financial results of the Company’s business and to increases in shareholder value.

Types of Awards Granted under the 2012 Incentive Plan

The 2012 Incentive Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (each, an “Award”).

Administration of the 2012 Incentive Plan

The Board is authorized to appoint a committee of at least two non-employee members of the Board (the “Committee”) to administer the 2012 Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of this Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 2012 Incentive Plan). The Board has delegated general administrative authority for the 2012 Incentive Plan to the Compensation Committee of the Board (the “Compensation Committee”).

Subject to the terms of the 2012 Incentive Plan, the Committee has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2012 Incentive Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2012 Incentive Plan.

Except to the extent the Board has reserved the authority to review and approve grants to named executive officers or to approve and ratify other actions of the Committee, the Committee may delegate any part of its authority and powers under the 2012 Incentive Plan to one or more of the Company’s directors and/or officers, but only the Committee itself can make Awards to participants who are the Company’s executive officers. References to the Committee in this proposal include the Committee and any directors or officers to whom the Committee properly delegates authority.

Authorized Shares

The aggregate number of shares of our common stock currently authorized pursuant to the 2012 Incentive Plan is 5,500,000 shares. As of October 31, 2017, 2,247,462 shares of common stock had been issued under the 2012 Incentive Plan, of which 2,205,929 were issued pursuant to restricted stock awards and 41,533 shares were issued pursuant to option exercises. Options covering an additional 2,606,323 shares granted under the 2012 Incentive Plan remain outstanding. A total of 646,215 shares of common stock remain available for future awards under the 2012 Incentive Plan (plus shares subject to outstanding awards that might in the future be returned to the 2012 Incentive Plan as a result of cancellations or expirations of awards). As of October 31, 2017, options outstanding under the 2012 Incentive Plan have per share exercise prices ranging from $0.24 to $10.40 or a weighted average per share exercise price of $0.90.

Under the Second Amendment to the 2012 Incentive Plan, the aggregate number of shares of the Company’s common stock that currently may be issued pursuant to Awards under the 2012 Incentive Plan will be 7,500,000 shares and

•	the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the 2012 Incentive Plan to any individual in a calendar year is 1,000,000 shares, and

•	the maximum number of shares that may be subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than stock options and stock appreciation rights) granted under the 2012 Incentive Plan to any individual in a calendar year is 1,000,000 shares.

If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a tandem stock appreciation right upon exercise of the related option, or the termination of a related option upon exercise of the corresponding tandem stock appreciation right), any shares subject to such Award again shall be available for subsequent Awards under the 2012 Incentive Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Award under the 2012 Incentive Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the 2012 Incentive Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or option granted under the 2012 Incentive Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits above, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under the 2012 Incentive Plan with respect to such exercise.)

In the event that any dividend or other distribution (whether in the form of cash, the Company’s common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Company’s common stock or other securities, or other change in the Company’s corporate structure affecting the Company’s common stock occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Incentive Plan, the Committee shall, in such manner as it may deem equitable, (a) adjust the number and class of shares (or other securities) available for issuance under the 2012 Incentive Plan and the number, class, and price of shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Company’s common stock upon or in respect of such event.

Eligibility to Receive Awards

The Committee selects the employees (including executive officers), consultants and directors who will be granted Awards under the 2012 Incentive Plan. As of November 30, 2017, the Company had six (6) officers and employees, including all of the Company’s named executive officers who are still serving in that capacity as of November 30, 2017, and four non-employee directors who were eligible to receive Awards under the 2012 Incentive Plan. The actual number of individuals who will receive an Award under the 2012 Incentive Plan cannot be determined in advance because the Committee has the discretion to select the participants.

The following table presents the shares covered by the options contemplated to be awarded under the 2012 Incentive Plan, to our named executive officers and to our non-employee directors pursuant to the terms of our current Director Compensation Program.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the 2012 Incentive Plan, the Committee may grant nonqualified stock options and/or incentive stock options. The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries. However, the Company may grant certain options with exercise prices equal to less than the fair market value of the Company’s common stock on the date of grant in connection with its acquisition of another company. The fair market value of the Company’s common stock is generally the last quoted sales price for the shares traded on NYSE American on the applicable date.

As of March 14, 2017, the closing price of our common stock was $0.49 per share. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. Any shares in excess of this limit will be treated as subject to a nonqualified stock option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

An option granted under the 2012 Incentive Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. The Committee may, in its discretion, condition the vesting of any option granted under the Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Company the Committee deems appropriate, or (ii) satisfaction of one or more performance goals the Committee deems appropriate, or (iii) a combination of service vesting and satisfaction of performance goals set by the Committee. After an option is granted, the Committee may, in its sole discretion, modify or accelerate the vesting of the option.

Options vest and become exercisable at the times and on the terms established by the Committee at the time of grant. Options granted under the 2012 Incentive Plan expire at the times established by the Committee, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries). The Committee may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2012 Incentive Plan must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other form of legally permissible consolidation which the Committee determines to be consistent with the purpose of the 2012 Incentive Plan.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in tandem with or in connection to all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Committee has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in tandem with or in connection to an option may not be less than the exercise price of the related option. In addition, the Committee may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in tandem with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in tandem with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A stock appreciation right granted in connection with an option will automatically be deemed exercised after the related option is exercised.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement. Stock appreciation rights granted under the 2012 Incentive Plan expire at the times established by the Committee, but not later than ten years after the date of grant.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Committee may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. Restricted stock units represent a promise to deliver shares of the Company’s common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Committee will determine the number of shares subject to a restricted stock Award or restricted stock unit Award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate or determine that fully-vested shares should be awarded. The Committee may, in its discretion, condition the vesting of any restricted stock or restricted stock units granted under the Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Company the Committee deems appropriate, or (ii) satisfaction of one or more performance goals the Committee deems appropriate, or (iii) a combination of service vesting and satisfaction of performance goals set by the Committee. For example, the Committee may determine to grant an Award of restricted stock or restricted stock units that will vest only if the participant continues employment and certain performance goals established by the Committee are satisfied.

The Committee may also provide that Awards of restricted stock or restricted stock units include rights to receive dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of the Company’s common stock, provided that as to any dividend equivalent rights granted in connection with an Award granted under the 2012 Incentive Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the Award are satisfied (or, in the case of a restricted stock or similar Award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2012 Incentive Plan. After the Committee determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Committee. Nothing in the 2012 Incentive Plan prevents the Company from granting cash awards outside of the 2012 Incentive Plan in any amount to any employee or other service provider.

Performance Goals

Awards under the 2012 Incentive Plan may be made subject to performance conditions as well as time-vesting conditions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may include performance conditions that are established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code and based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Section 162(m) of the Internal Revenue Code: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, regulatory approvals, return on assets, return on investment, return on sales, stock price and total shareholder return. Performance goals may differ from participant to participant and from Award to Award.

Change of Control

In the event of a “change of control” of the Company, the Committee may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Committee may provide for any vesting conditions or Company repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control). The Committee may also provide in the Award agreement or other agreements that one or more Awards will be subject to different vesting rules than those described above in connection with a change of control of the Company.

In the event the successor corporation refuses to assume the outstanding stock option or SAR awards, or to provide substitute awards, the Committee may notify affected participants that the options or stock appreciation rights under the 2012 Incentive Plan will immediately vest and become exercisable as to all of the shares subject to such Award in connection with the transaction, and, in the Committee’s discretion, provide that any stock options and stock appreciation rights which have not been exercised by the effective date may be cancelled in exchange for the right to receive a cash payment from the Company equal to the excess of the value of the transaction consideration to be paid to shareholders over the exercise price for the option or stock appreciation rights, and that such options and stock appreciation rights will terminate upon the completion of the change of control and receipt of such cash payments. Similarly, if the successor corporation refuses to assume outstanding restricted stock units or provide substitute awards, the Committee may provide that any outstanding restricted stock units be cancelled in exchange for the right to receive a cash payment from the Company equal to the excess of the value of the transaction consideration to be paid to shareholders in the transaction.

The Committee may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2012 Incentive Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family; or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2012 Incentive Plan

The Board generally may amend, suspend or terminate the 2012 Incentive Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2012 Incentive Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for the Company, the 2012 Incentive Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of the Company or its shareholders.

Unless terminated by the Board, the 2012 Incentive Plan does not have a term. However, no incentive stock option may be granted under the 2012 Incentive Plan after ten years from the latest date the Company’s shareholders approve the 2012 Incentive Plan, including any subsequent amendment or restatement of the 2012 Incentive Plan approved by the Company’s shareholders. Further, for awards to qualify as “performance-based compensation” for purposes of Code Section 162(m), the Company’s shareholders must re-approve the material terms of the performance goals used under the 2012 Incentive Plan at least once every five years. Outstanding Awards generally will continue following the expiration or termination of the 2012 Incentive Plan until they expire pursuant to the terms of such Awards.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2012 Incentive Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised, although the excess (if any) of the fair market value of the shares at exercise over the exercise price paid is treated as an item of income for alternative minimum tax purposes in the year of the exercise, and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights. No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received by the participant as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units. No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant if the shares are subject to vesting requirements. Upon vesting (or at grant as to any shares that are vested at grant), the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares.

A participant who receives unvested shares of restricted stock under a stock Award may make an election under Section 83(b) of the Code at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

The ordinary income on an Award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by the Company.

Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee will be subject to tax withholding by the Company.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2012 Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of the Company’s other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2012 Incentive Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

The Company will recognize compensation expense in connection with Awards granted under the 2012 Incentive Plan as required under applicable accounting standards. The Company currently amortizes compensation expense associated with equity Awards over an Award’s requisite service period and establishes the fair value of equity Awards in accordance with applicable accounting standards.

New Plan Amendment Benefits

2012 Incentive Plan

Name and Position	Number of Shares (1)	Dollar Value (2)
Dr. Alan Joslyn
President and Chief Executive Officer	—	—
Michael Sullivan
Chief Financial Officer, Secretary and Treasurer	—	—
Dr. Martin Handfield
Senior Vice President of Discovery Research	—	—
All directors (other than the executive officers) as a group (four persons)	480,000	—
All employees, excluding executive officers, as a group (11 persons)	—	—

(1)	No awards are currently contemplated to be made to our named executive officers. Pursuant to our current non-employees director compensation program each of our four non-employee directors are to receive annual awards consisting of 80,000 option shares and 40,000 shares of restricted common stock under our Plan.
(2)	The dollar value is not able to be determined until such time as the contemplated awards are made.

Other than the awards described for our non-employee directors, the number, amount and type of awards to be received by or allocated to eligible persons under the 2012 Incentive Plan cannot be determined at this time. The Company is not currently considering any specific additional awards under the 2012 Incentive Plan other than as reflected in the table.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2016 with respect to the 2012 Equity Incentive Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted- Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C) (1)
Equity compensation plans approved by stockholders:
2012 Equity Incentive Plan	1,621,523	$1.28	291,015
Equity compensation plans not approved by stockholders:
None	—	$—	—

Total:	1,621,523	$1.28	291,015

(1)	On May 4, 2017, in connection with the 2016 annual meeting our shareholders approved an increase to the shares available under the Plan from 4,000,000 shares to 5,500,000 and this Information Statement provides for an additional increase of shares from 5,500,000 to 7,500,000 shares, which increases are not reflected in the above table.

REQUIREMENT OF OBTAINING SHAREHOLDER APPROVAL

Section 607.0704 of the FCBA and our organizational documents permit any action that may be taken at a meeting of the shareholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting.

In addition, shareholder approval of the Second Amendment is intended to satisfy the shareholder approval requirements under Section 162(m) of the Internal Revenue Code, so as to permit us to deduct under federal income tax law certain amounts paid under the 2012 Incentive Plan to executive officers that might otherwise not be deductible.

Section 162(m) of the Internal Revenue Code generally prevents public companies from deducting compensation paid in excess of $1,000,000 to any one of certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other three most highly compensated executive officers listed in our “Summary Compensation Table” in the Company’s Form 10-K previously filed by us on February 27, 2017. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m).

Stock options and stock appreciation rights that are structured such that the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of exercise may qualify as performance-based compensation if, among other requirements, the plan under which the awards are granted is shareholder-approved and contains a limit on the number of shares that may be granted under options or stock appreciation rights to any one individual during a specified period. As a result, the 2012 Incentive Plan provides that for Section 162(m) purposes no participant may be granted awards, other than cash awards, in any one fiscal year that, in the aggregate, cover more than 1,000,000 shares.

Additional requirements apply to certain other forms of compensation, such as cash awards and restricted stock and restricted stock unit awards, in order for them to qualify as performance-based compensation, including a requirement that payment under the awards be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). As a result, the 2012 Incentive Plan permits us to issue certain awards that incorporate performance goals and provides that these performance goals may be based upon: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total shareholder return. The performance goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such targets remains substantially uncertain.

APPROVAL III

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE

AUTHORIZED SHARES OF CAPITAL STOCK TO 500,000,000,

AUTHORIZED SHARES OF COMMON STOCK TO 450,000,000 AND

AUTHORIZED SHARES OF PREFERRED STOCK TO 50,000,000

Our Amended and Restated Articles of Incorporation currently authorize the Company to issue 270,000,000 shares of all classes of capital stock consisting of 250,000,000 shares of common stock, $0.001 par value and 20,000,000 shares of preferred stock, no par value. 49,274,219 shares of Common Stock outstanding and 18,600,100 shares of preferred stock outstanding as of the Record Date. We also have shares of Common Stock reserved for our stock option and incentive plan and for outstanding warrants in the aggregate amount of 24,380,515 shares as of the Record Date. The Increased Authorized Shares Amendment will create an additional 200,000,000 authorized shares of Common Stock as well as an additional 30,000,000 authorized shares of blank check Preferred Stock, and provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of Common Stock and/or Preferred Stock, which will be available for issuance from time to time as determined by the Board for any proper corporate purpose including additional equity financings without the expense and delay associated with a special shareholders’ meeting, except where required by applicable rules, regulations and laws.

Our Board of Directors has approved the Increased Authorized Shares Amendment and believes it to be in the best interest of the Company and its shareholders. The Increased Authorized Shares Amendment (or in the alternative a Second Amended and Restated Articles of Incorporation which includes this Increased Authorized Shares Amendment and all prior Amendments to the Amended and Restated Articles of Incorporation) will become effective when it is filed with the Secretary of State of Florida.

The Articles of Amendment provide that Article II is deleted in its entirety and replaced with the following:

“Capital Stock. The aggregate number of shares of all classes of capital stock which this Corporation shall have the authority to issue is 500,000,000 shares consisting of (i) 450,000,000 shares of common stock, par value $.001 per share (“Common Stock”) and (ii) 50,000,000 shares of preferred stock, no par value (“Preferred Stock”)”

Possible Effects of the Authorization to Issue More Common Shares and or Preferred Shares

Common Stock

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock, other than Intrexon Corporation which has certain participation rights with respect to future financing, have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on our shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control offers an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We have no plans or proposals to adopt other provisions or enter into other arrangements, that may have material anti-takeover consequences. We are not aware of any attempt, or contemplated attempt, to acquire control of us, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Our shareholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to our total authorized shares, than they presently own, and will be diluted as a result of any issuance of Common Stock by us in the future.

There are currently no specific plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized (except with respect to potential issuances of shares upon exercise of currently outstanding options and warrants).

Preferred Stock

Currently, we are authorized to issue up to 20,000,000 shares of preferred stock and we have issued 18,600,100 shares of preferred stock as of the Record Date. The Amendment authorizes our board of directors to issue, from time to time, up to an additional 30,000,000 shares of blank check preferred stock with such designations, powers, preferences and rights as may be determined from time to time by our board of directors. This means that, if the Amendment is approved, except as may be required by law, NYSE American LLC rules or the approval rights of current holders of our outstanding preferred stock, no further shareholder approval would be required prior to the issuance of shares of preferred stock authorized by the Amendment. For example, under NYSE American LLC rules, in certain circumstances shareholder approval is required for any potential issuance of 20% or more of our outstanding shares of common stock (including upon conversion of convertible preferred stock) or 20% or more of the voting power outstanding before such issuance.

Our board of directors believes that authorization of additional shares of blank check preferred stock is prudent because it is advisable to have the ability to authorize such shares of preferred stock and have them available for in order to enhance our flexibility to consider and respond to future financing needs and opportunities as they arise from time to time, including possible issuances in connection with such activities as public or private offerings of shares for cash and other corporate purposes. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance shareholder value or (iii) not adversely affect our business or the trading price of our common stock.

The authorization of the blank check preferred stock will not have any immediate effect on the rights of existing shareholders. However, in connection with the issuance of preferred stock, our board of directors would have the authority to designate and issue series of our preferred stock with dividend, liquidation, conversion, voting or other rights that may be superior to those of our common stock. The effects of the issuance of preferred stock upon holders of our common stock may include, among other things: (1) a preference in the payment of dividends to holders of preferred stock, which may restrict our ability to declare dividends on our common stock; (2) dilution of voting power if holders of preferred stock are given voting rights; (3) dilution of equity interests and voting power if the preferred stock is convertible, and converted into, common stock; or (4) a preference in payments upon liquidation to holders of preferred stock, which may limit liquidation payments on our common stock.

The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control offers an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We have no plans or proposals to adopt other provisions or enter into other arrangements, that may have material anti-takeover consequences. We are not aware of any attempt, or contemplated attempt, to acquire control of us, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

There are currently no specific plans, arrangements, commitments or understandings for the issuance of the additional shares of preferred stock which are proposed to be authorized.

Effect of Reverse Stock Split Authority

Our board of directors and certain shareholders holding a majority of the voting power of the Company previously approved an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten (the “2017 Reverse Stock Split Amendment”) which 2017 Reverse Stock Split Amendment would be deemed abandoned if the board of directors did not exercise its discretion to designate a reverse stock ratio and implement a reverse stock split on or before by December 31, 2017. The 2017 Reverse Stock Split Amendment has not yet been implemented. To the extent that the 2017 Reverse Stock Split Amendment or the 2018 Reverse Stock Split Amendment is implemented by our Board it will correspondingly reduce the number of our authorized shares of all classes of capital stock on a proportionate basis. For example, if the 2017 Reverse Stock Split Amendment is implemented at a one-for-ten basis, it would reduce the number of authorized shares of all classes of capital stock from 500,000,000 to 50,000,000, the number of authorized shares of Common Stock from 450,000,000 to 45,000,000 and the number of authorized shares of preferred stock from 50,000,000 to 5,000,000. If the 2018 Reverse Stock Split Amendment described in this Information Statement is implemented during 2018 at a one-for-ten basis, as an example, it would reduce the number of authorized shares of Common Stock from 450,000,000 to 45,000,000 and the number of authorized shares of preferred stock would remain unchanged, but the conversion price at which the issued and outstanding shares of preferred stock may be converted into shares of Common Stock will be proportionately adjusted to reflect the reverse stock split.

APPROVAL IV

AMENDMENT TO ARTICLES OF INCORPORATION

TO IMPLEMENT A REVERSE STOCK SPLIT OF

UP TO ONE-FOR-TEN AT ANYTIME ON OR PRIOR TO DECEMBER 31, 2018

General

Our board of directors and certain shareholders holding a majority of the voting power of the Company previously approved an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten (the “2017 Reverse Stock Split Amendment”) which 2017 Reverse Stock Split Amendment would be deemed abandoned if the board of directors did not exercise its discretion to designate a reverse stock ratio and implement a reverse stock split on or before by December 31, 2017. The 2017 Reverse Stock Split Amendment has not yet been implemented and our board of directors believes that it is in the best interests of the Company and its shareholders to effectively extend out the date for being able to implement a reverse stock split for an additional year until December 31, 2018.

Our board of directors has approved, an amendment to our articles of incorporation to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten, as determined by the Board in its sole discretion without further action on the part of shareholders on or before December 31, 2018, including the discretion to not implement a reverse stock split, in the form set forth in Appendix C to this Information Statement (the “Reverse Stock Split Amendment”).

Our board of directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the shareholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Florida at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment has not been filed with the Department of State of the State of Florida by the close of business on December 31, 2018, the board of directors will abandon the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would reduce the number of authorized shares of our common stock as set forth below but would not change the par value of a share of our common stock. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such shareholder held immediately prior to the reverse stock split.

Our board of directors believes that shareholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the board with maximum flexibility to achieve the purposes of the reverse stock split. The reverse stock split will be effected, if at all, only upon a determination by the board of directors that the reverse stock split is in the company’s and the shareholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the board of directors will set the time for such a split and select a specific ratio within the range. These determinations will be made by the board of directors with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.

Purpose and Effect of the Reverse Stock Split

The primary purpose for implementing the proposed Reverse Stock Split Amendment would be to increase the per share trading price of our common stock and decrease the number of outstanding shares of our common stock which our board of directors believes would help us:

•	attract new investors who are reluctant to invest in shares with low prices;

•	attract investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our stock at its current price levels; and

•	attract and retain employees who may be less likely to work for a company with a low stock price.

We are planning for our future financing needs, and the ability to attract such institutional investors may be important to the success of any capital raising efforts.

We believe that a higher per share price of our common stock will increase interest in our stock within the financial community and broaden the pool of investors that may consider investing in our stock. Both of these factors can potentially increase the trading volume and liquidity of our common stock. The Board has been advised that our low stock price actually prohibits some institutional investors from purchasing our stock because of minimum price per share requirements they observe.

Other Considerations.

In addition to the foregoing considerations, the Board considered that, as a matter of policy, many institutional investors will not purchase stocks trading below certain minimum price levels, and brokers often discourage their customers from purchasing such stocks. We believe that these concerns will be reduced if the price per share of our common stock increases.

The Board believes that the total number of shares of our common stock currently outstanding is disproportionately large relative to our present market capitalization and that a reverse stock split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that when the number of outstanding shares of common stock is unreasonably large in relation to a company’s earnings, a significant change in net earnings or losses is required to create a noticeable change, in absolute terms, in such company’s reported earnings or loss per share levels. If we implement a reverse stock split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings or loss per share attributable to developments in our business.

A reverse stock split may also reduce the relatively high transaction costs and commissions incurred by our shareholders due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced issues, which may discourage trading in such lower-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.

Any increase in the liquidity of our common stock due to a higher price per share may be partially or entirely offset by a reduction in liquidity due to the fewer number of shares issued and outstanding after the reverse stock split. Furthermore, the reverse stock split will likely increase the number of common stock holdings that are not divisible by 100 (often referred to as “odd lots”), which may make these shares more difficult to sell and could result in higher selling costs for shareholders who hold odd lots.

The Board believes that the potential positive effects of a reverse stock split can outweigh the potential negative effects and intends to implement the proposed split only if they conclude that to be the case. In making that evaluation the Board will take into account various negative factors including: (i) the negative perception of reverse stock splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing a reverse stock split. The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that a reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

After considering the foregoing factors, the Board determined that having the flexibility to implement a reverse stock split is in our best interests and that of our shareholders. The Board reserves the right not to implement the reverse stock split if the Board does not deem it to be in our best interests or that of our shareholders.

Our Board of Directors, in its sole discretion, may elect to effect any one (but not more than one) of the reverse split ratios within the range indicated after receipt of shareholder approval, or none of them if our Board of Directors determines in its sole discretion not to proceed with the reverse stock split. We believe that the availability of the alternative reverse split ratios will provide the Board of Directors with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining which of the alternative reverse stock split ratios to implement, if any, following the receipt of shareholder approval, our Board of Directors may consider, among other things, factors such as the trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock.

The Board of Directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the company and its shareholders.

Impact of the Reverse Stock Split Amendment if Implemented

If implemented by our Board, the reverse stock split will be realized simultaneously and in the same ratio for all of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the company. We will not issue fractional shares in connection with the reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio implemented will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share. In addition, the reverse stock split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split Amendment will be that:

•	depending on the ratio for the reverse stock split selected by our board of directors, each five or ten shares of common stock owned by a shareholder, or any whole number of shares of common stock between five and ten as determined by the board of directors, will be combined into one new share of common stock;

•	the number of shares of common stock issued and outstanding will be reduced from approximately 50 million shares to a range of approximately 3.3 million shares to 5.0 million shares, depending upon the reverse stock split ratio selected by the board of directors;

•	the number of authorized shares of common stock will be reduced from 450 million (pending effectiveness of the Increased Authorized Shares Amendment) to a range of approximately 45.0 million to 90.0 million dependent on the reverse stock split ratio chosen by the board of directors. The table below illustrates the number of authorized shares of common stock that will correspond to each range of reverse stock split ratios:

Total Authorized Shares of Common Stock
Range of Reverse Stock Split Ratios	after Reverse Stock Split
One-for-five	90,000,000
O One-for-six	75,000,000
One-for-seven	62,285,715
One-for-eight	56,250,000
One-for-nine	50,000,000
One-for-ten	45,000,000

•	based upon the reverse stock split ratio selected by our board of directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise immediately preceding the reverse stock split;

•	pursuant to the terms of the Certificates of Designation and Rights of the Company’s Series A and Series B Convertible Preferred Stock (the “Series A and Series B Preferred Stock”), the conversion price at which the issued and outstanding shares of Series A and Series B Preferred Stock may be converted into shares of common stock will be proportionately adjusted to reflect the reverse stock split (the Company’s designated Series C Preferred Stock is non-convertible); and

•	the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by our board of directors.

The table below illustrates the effect, as of November 30, 2017, of a reverse stock split at certain ratios on (i) the shares of common stock outstanding and reserved for issuance, (ii) the reduced number of total authorized shares of common stock under our articles of incorporation, and (iii) the resulting number of shares of common stock available for issuance:

	Shares of Common
	Stock Outstanding		Shares of Common	Shares of Common
	plus Shares of	Total Authorized	Stock	Available for
	Common Stock	Shares of Common	Available for	Issuance (% of
Reverse Split Ratio Implemented	Reserved for	Stock	issuance	total authorized)
One-for-five	19,674,173	90,000,000	70,325,827	(78.14%)
One-for-six	16,395,144	75,000,000	58,604,856	(78.14%)
One-for-seven	14,052,981	64,285,715	50,232,734	(78.14%)
One-for-eight	12,296,358	56,250,000	43,953,615	(78.14%)
One-for-nine	10,930,096	50,000,000	39,069,904	(78.14%)
One-for-ten	9,837,086	45,000,000	35,162,914	(78.14%)

We do not intend for this reverse stock split to constitute, or be the first step in a series of plans or proposals for, a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse stock split, we intend for our common stock to remain registered under the Securities Exchange Act of 1934 and to continue to comply with the reporting requirements of such Act.

Certain Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split including the following:

•	If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•	There can be no assurance that the reverse stock split will result in any particular price for our common stock. As a result, the trading liquidity of our common stock may not necessarily improve.

•	There can be no assurance that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on November 17, 2017 of $0.42 per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of our common stock would be $4.20 or greater. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•	There can be no assurance the reverse stock split would result in a price per share that will attract brokers and investors that do not trade in lower priced shares.

•	There can be no assurance that the reverse stock split would result in a per share price that would increase our ability to attract and retain employees.

•	Because the number of issued and outstanding shares of common stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock may increase on a relative basis. If we issue additional shares of common stock, the ownership interest of our current shareholders would be diluted, possibly substantially.

•	The liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•	The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the company with another company.

•	The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our board of directors intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of our common stock and if the implementation of the reverse stock split is determined by the board of directors to be in the best interests of the company and its shareholders.

Effective Time

The proposed reverse stock split would become effective as of 5:00 p.m., Eastern Time, (the “Effective Time”) on the date of filing the Reverse Stock Split Amendment with the office of the Department of State of the State of Florida. Except as explained below with respect to fractional shares, on the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the shareholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our board of directors. Following the reverse stock split, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

After the Effective Time, our common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act.

Board Discretion to Implement the Reverse Stock Split Amendment

If the reverse stock split is approved by our shareholders, it will be effected, if at all, only upon a determination by our board of directors that a reverse stock split (at a ratio determined by the board of directors as described above) is in the best interests of the company and the shareholders. The board of director’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If our board of directors determines to effect the reverse stock split, the board of directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Fractional Shares

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio implemented will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effect on Beneficial Holders of Common Stock (i.e. shareholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If a shareholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a shareholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Effect on Certificated Shares

Shareholders holding shares of our common stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Shareholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Florida Business Corporation Act, shareholders are not entitled to appraisal rights or dissenters rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

Certain United States Federal Income Tax Considerations

The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse split shares will be, held as a “capital asset,” as that term is defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to federal income tax regardless of its source; or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Tax Consequences of the Reverse Stock Split Generally

Section 354 of the Internal Revenue Code provides that no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. Pursuant to Section 368(a)(1)(E) of the Internal Revenue Code, Oragenics should not recognize any gain or loss as a result of the reverse stock split.

In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The foregoing summary regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is limited in scope and not intended or written to be used, and cannot be used, by such holder for the purpose of (i) avoiding penalties that may be imposed on such holder under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed in this communication; (b) any such discussion has been included to support the marketing or promotion of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about beneficial ownership of our Common Stock as of November 1, 2017, (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the Common Stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name. With respect to the Series A and Series B Preferred Stock Financings the foregoing table specifically excludes all of the common stock issuable on conversion of the preferred shares and the exercise of the warrants as a result of there being a 4.99% equity blocker which prevents the holders of the preferred shares and the warrants from converting the preferred shares into common stock or exercising the warrants for common stock if such conversion or exercise would result in such holder’s ownership at any given time exceeding 4.99% of the Company’s outstanding common stock (which blocker may be waived by the holder upon 60 days’ prior notice to the Company.)

Name and address(1)	Number of shares beneficially owned	Percentage of ownership(2)
5% shareholders
Koski Family Limited Partnership(3)	17,057,174	34.5%
Randall J. Kirk (4)	15,481,644	31.5%
Directors and officers
Alan Joslyn (5)	180,000	*
Robert C. Koski(3)(6)	14,536,885	29.5%
Charles L. Pope(7)	389,397	*
Dr. Alan Dunton(7)	320,922	*
Dr. Frederick W. Telling(7)	1,503,688	3.0
Michael Sullivan(8)	385,877	*
(All Directors and officers as a group 6 persons) (9)	17,316,769	34.2%

*	Beneficial ownership percentage is less than 1%.
(1)	Except as indicated, the address of the person named in the table is c/o Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 2016, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on 49,274,219 shares of the Common Stock outstanding as of November 1, 2017. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3)	Based upon information provided by the Koski Family Limited Partnership, or KFLP, in the amendment to its Schedule 13D filing with the SEC on January 23, 2015 and Form 4 filing of July 1, 2016, includes (i) 12,864,822 shares held directly by the KFLP, and (ii) 1,572,523 shares held directly by KFLP partner Christine Koski, (iii) 1,007,878 shares held directly by KFLP partner Robert Koski, (iv) 28,000 shares held directly by KFLP partner Koski Management, Inc. (solely owned by Beverly Koski), (v) 919,666 shares held directly by KFLP partner, Thomas Koski, and (vi) 530,851 shares held in trusts which Robert Koski serves as sole trustee (See Note 6 below), (vii) 93,334 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director Compensation program to Robert Koski and (viii) 40,000 restricted shares of common stock that vest quarterly during 2017, awarded as part of our Director Compensation program. Christine L. Koski, Robert C. Koski, Thomas L. Koski and Beverly Koski (as sole owner of Koski Management, Inc.) share voting and investment powers as general partners of the KFLP. The KFLP participated in the Series B Preferred Stock Financing which closed on November 8, 2017 and to the extent of the KFLP’s participation and assuming convertibility of the Series B Preferred Stock acquired by the KFLP and the exercise of warrants it received, the KFLP would beneficially own an additional 5,419,355 shares of common stock, consisting of 3,000,000 shares of common stock (on an as converted from Series B Preferred stock basis) and 2,419,355 shares of common stock upon the exercise of warrants and the KFLP’s beneficial ownership would be 41.0%. The address for the KFLP is 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219.

(4)	Based upon information provided by Schedule 13D filings with the SEC, dated June 12, 2012, August 3, 2012, October 2, 2013, November 2, 2013 and December 26, 2013 and Form 4 dated July 5, 2016 the number of shares includes (i) 14,481,089 shares owned directly by Intrexon Corporation (“Intrexon”) that is controlled by Mr. Randal J. Kirk, and (ii) 1,000,555 shares owned directly by NRM VII Holdings, I, LLC, a Virginia Limited Liability Company that is also controlled by Mr. Kirk. Mr. Kirk is the Chairman and Chief Executive Officer of Intrexon and over which Mr. Kirk, directly and through certain affiliates, has voting and dispositive power of a majority of the outstanding capital stock. Mr. Kirk may therefore be deemed to have voting and dispositive power over the 1,000,555 shares of common stock owned by NRM Holdings and the 14,481,089 shares of common stock owned by Intrexon. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Kirk’s principal business office is The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141. Intrexon’s address as reflected in Schedule 13D is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.
(5)	Includes (i) 30,000 shares of restricted stock subject to vesting; and (ii) 150,000 shares able to be acquired pursuant to currently exercisable stock options and excludes 290,000 shares subject to options that have not yet vested.
(6)	In addition to the shares reflected as directly owned by the KFLP, described in Note 3, the share amounts also includes: (i) 1,007,878 shares owned directly by Mr. Koski, (ii) 530,851 shares owned directly by trusts for which Mr. Koski serves as sole trustee as follows: the Robert Clayton Koski Trust for the benefit of Anthony James Hunter (107,600 shares); The Robert Clayton Koski Trust for the benefit of Hunter Buchanan Koski (107,600 shares); The Robert Clayton Koski Trust for the benefit of Clayton Ward Bennett (100,000 shares); and The Robert Clayton Koski Trust for the benefit of Robert Edward Koski (107,600 shares) and the Robert Clayton Koski Trust for the benefit of Elyse Margaux Koski (108,051 shares), (iii) 93,334 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director compensation program and (iv) 40,000 restricted shares of common stock that vest quarterly during 2017, awarded as part of our Director Compensation program. Excludes 206,666 shares subject to options that have not yet vested.
(7)	Includes: (i) 148,334 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director Compensation program and (ii) 40,000 restricted shares of our common stock awarded under our Director Compensation program that vest quarterly during 2017. Excludes 206,666 shares subject to options that have not yet vested.
(8)	Includes 243,334 shares able to be acquired pursuant to currently exercisable stock options and excludes 241,666 shares subject to options that have not yet vested.
(9)	Excludes 1,572,523 shares owned directly by Christine Koski, 28,000 shares owned directly by Koski Management, Inc. (solely owned by Beverly Koski), and 919,666 shares owned directly by Thomas Koski, which are not directors or employees of the Company, but are general partners of the KFLP. If such shares were included the beneficial ownership percentage of the group would be 39.2%.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to the Company at 4209 Eisenhower Boulevard, Suite 125, Tampa, FL 33634, Attention: Corporate Secretary, or by telephone at 813-286-7900. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

Interests of Certain Persons in Matters To Be Acted Upon

Our director, Robert Koski is a general partner in the Koski Family Limited Partnership (“KFLP”). The KFLP is a longstanding shareholder that participated in the Series B Financing which has an interest in the approval of the convertibility of the Series B preferred stock and the exercisability of the warrant it received in the Series B Financing. In addition, all of our directors and executive officers have a potential interest in the increase of the shares available under the Company’s 2012 Equity Incentive Plan to the extent of their eligibility to receive awards under the Plan.

Where You Can Find More Information

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information the Company files at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1. Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 15, 2017, August 14, 2017 and October 31, 2017, respectively; and

3. Our Current Report on Form 8-K filed with the SEC on January 13, 2017, January 31, 2017, April 18, 2017, May 5, 2017, May 11, 2017, June 9, 2017, June 26, 2017, July 26, 2017, August 1, 2017, November 9, 2017, and November 13, 2017 including the exhibits referenced therein.

You may read and copy any reports, statements or other information filed by us at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is http://www.oragenics.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

Oragenics will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, within one business day of receipt of such request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests should be directed to Oragenics, Inc. c/o Chief Financial Officer and Secretary at 4902 Eisenhower Blvd., Suite 125, Tampa, FL 33634 or via telephone at 813-286-7900.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of Oragenics, Inc.
/s/ Michael Sullivan Michael Sullivan Secretary

APPENDIX A

SECOND AMENDMENT TO

AMENDED AND RESTATED

ORAGENICS, INC.

2012 EQUITY INCENTIVE PLAN

This Second Amendment to the Amended and Restated 2012 Equity Incentive Plan (the “Plan”) is made pursuant to Section 12 of the Plan.

Recitals:

WHEREAS, the Plan was originally adopted by the Company on August 6, 2012 and approved by the shareholders on October 23, 2012; and

WHEREAS, the Board of Directors believes it would be in the best interest of the Company and its shareholders to increase the authorized shares available under the Plan.

NOW THEREFORE, Section 4 titled “SHARES SUBJECT TO PLAN” is hereby amended as follows:

The reference to “5,500,000” is replaced with “7,500,000”, to reflect an increase in the shares reserved for use under the Plan.

All other terms and conditions of the Plan not otherwise modified hereby shall remain in full force and effect. The Amendment was approved by the Board of Directors on November 14, 2017 and submitted to the Company’s shareholders for approval in connection with the Company’s Information Statement.

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APPENDIX B

ARTICLES OF AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

ORAGENICS, INC.

(Document Number P96000091949)

Oragenics, Inc. (the “Corporation”), does hereby certify that the Corporation’s Articles of Incorporation originally filed with the Florida Department of State on November 6, 1996, as amended and restated on May 8, 2002, as further amended by those certain amendments filed October 28, 2009, September 22, 2010, August 30, 2011, June 2, 2014, January 10, 2017, May 8, 2017 and November 8, 2017 are hereby further amended pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida.

The Corporation does hereby further certify that this amendment was duly adopted by the Corporation’s Board of Directors and by the shareholders of the Corporation in accordance with the applicable provisions of Section 607.0725 of the Florida Business Corporation Act of the State of Florida. The Corporation’s Board of Directors adopted this amendment on November 14, 2017 and recommended that this amendment be adopted by the Corporation’s shareholders. This amendment was adopted by the shareholders on [    ] by written consent without a meeting and the number of votes cast for the amendment by the shareholders was sufficient for approval.

The Amended and Restated Articles of Incorporation of the Corporation, as amended, are amended as follows:

The first paragraph of Article II of the Amended and Restated Articles of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

“Capital Stock: The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 500,000,000 shares, consisting of (i) 450,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and (ii) 50,000,000 shares of preferred stock, no par value (“Preferred Stock”).”

The remainder of the Amended and Restated Articles of Incorporation, as amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned, the President of the Corporation, has executed these Articles of Amendment this          day of                     .

Alan Joslyn, President

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APPENDIX C

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

ORAGENICS, INC.

Oragenics, Inc. (the “Corporation”), does hereby certify that the Corporation’s Articles of Incorporation originally filed with the Florida Department of State on November 6, 1996, as amended and restated on May 8, 2002, as further amended by those certain amendments filed October 28, 2009, September 22, 2010, August 30, 2011, June 2, 2014, January 10, 2017, May 8, 2017, November 7, 2017 and November 8, 2017 are hereby further amended pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida. The Corporation does hereby further certify that this amendment was duly adopted by the Corporation’s Board of Directors and by the shareholders of the Corporation in accordance with the applicable provisions of Section 607.0725 of the Florida Business Corporation Act of the State of Florida. The Corporation’s Board of Directors adopted this amendment on                     , 2018 and recommended that this amendment be adopted by the Corporation’s shareholders. This amendment was adopted by the shareholders on                     , 2018 by written consent without a meeting and the number of votes cast for the amendment by the shareholders was sufficient for approval. This amendment shall become effective on                     , 2018 at 5:00 p.m. (the “Effective Time”). The Amended and Restated Articles of Incorporation of the Corporation, as amended, are amended as follows:

The first paragraph of Article II of the Amended and Restated Articles of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

“Capital Stock: The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is [*] shares, consisting of (i) [*] shares of common stock, par value $0.001 per share (“Common Stock”) and (ii) 50,000,000 shares of preferred stock, no par value (“Preferred Stock”).”

At the Effective Time, each [**] shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind, including all options, shares outstanding and authorized for issuance under the Corporation’s 2012 Equity Incentive Plan, will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value $0.001 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split and each fractional share resulting from the Reverse Stock Split shall be automatically rounded up to the nearest whole number. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

The remainder of the Amended and Restated Articles of Incorporation, as amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned, the President of the Corporation, has executed these Articles of Amendment this [    ] of [                ], 2018.

Alan Joslyn, President

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